Exhibit 10.3

Supplemental Agreement

This Supplemental Agreement (hereinafter referred to as the "Agreement ") is agreed and signed by the following three parties on April 8, 2011, Futian District, Shenzhen.

Party A: Yinyan Guan

Identity Number：441423197210171416

Party B: Qingguo Zeng

Identity Number：441423197404161451

Party C：SHENZHEN XING TIAN KONG DIGITAL CO., LTD.

Business Registration Number：440301503394393

WHEREAS：

Party A, Party B and Party C agreed and signed the "Interest Transfer Agreement"(hereinafter referred to as the "Master Agreement ") on April 7, 2011. After friendly negotiation, the three parties agreed the following additional terms on the adjustment of the transfer price of the interest and the cost of commitment:

1.
All parties agree to adjust the interest transfer price in the Master Agreement from RMB 10 million (¥10,000,000.00) to RMB 8 Million (￥8,000,000.00). The amount payable to Party A shall be RMB 7.6 Million (￥7,600,000.00). The amount payable to Party B shall RMB 4 Hundred Thousand (￥400,000.00).

2.
In view of Mr. Yinyan Guan’s experience and practice in the digital products retail industry, Party C shall engage Mr. Yinyan Guan as a consultant for it. The consulting fee shall be RMB 2 million, borne by Party C.

3.	The total amount under the above two items shall be RMB 10 Million, payable according to the methods agreed in the Master Agreement.

4.
Other than the terms expressly added in this Supplemental Agreement, the remainder of the Master Agreement shall remain in force. In that case that the terms in the Master Agreement are inconsistent with the terms in this Agreement, this agreement shall prevail.

5.	This Agreement has three copies, with Party A, Party B, and Party C each holding one. All copies shall have the same legal effect.

6.	This Agreement shall be effective upon signing by Party A, Party B and the legal representative (or authorized representative) of Party C and stamped with Party C’s seal.

Party A: /s/ Yinyan Guan
Party B: /s/ Qingguo Zeng

Party C: SHENZHEN XING TIAN KONG DIGITAL CO., LTD.

Legal or Authorized Representative:  /s/ Jianxing Lin

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